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Exhibit 23.3

American Appraisal Associates, Inc. 71 South Wacker Drive, Chicago, IL 60606 tel 312 454 9580 / fax 312 454 9488

Leading / Thinking / Performing

May 12, 2008

Mr. Allen K. Roberson
Chief Financial Officer
CyDex Pharmaceuticals, Inc.
10513 W. 84th Terrace
Lenexa, KS 66214-1643

CONSENT OF INDEPENDENT APPRAISER

We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions, with respect to our appraisal reports (the "Reports") dated June 7, 2005, March 3, 2006 and September 5, 2007 addressed to CyDex Pharmaceuticals, Inc. (formerly CyDex, Inc., the "Company") in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Company's Registration Statement on Form S-1 (together with any amendments thereto, the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission.

We also consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

The Reports relate to a valuation of the common stock and the stock options issued by the Company on June 7, 2005, March 3, 2006 and September 5, 2007.

In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements, projections and other data provided to us by the Company and its representatives. We did not audit or independently verify such financial statements, projections or other data and take no responsibility for the accuracy of such information.

Sincerely,
/s/ BRIAN GEIGER Brian Geiger, CFA

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  Exhibit 23.3